                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement               [_]  Confidential, for Use of the
                                                   Commission Only (as permitted
[X] Definite Proxy Statement                       by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CMG INFORMATION SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of Securities to which transaction applies:

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       2) Aggregate number of securities to which transaction applies:

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       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

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       5) Total fee paid:

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[_] Fee paid previously with premliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

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       2) Form, Schedule or Registration Statement No.:

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       3) Filing Party:

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       4) Date Filed:

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

                        CMG INFORMATION SERVICES, INC.

                             100 BRICKSTONE SQUARE
                                  FIRST FLOOR
                         ANDOVER, MASSACHUSETTS 01810

                                                              November 14, 1997

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Meeting") of CMG Information Services, Inc. which will be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, December 18, 1997, at 9:30 a.m. local time. I look forward to greeting as many of our stockholders as possible.

  Details of the business to be conducted at the Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

  Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed envelope so that your shares will be represented at the Meeting. If you so desire, you may withdraw your proxy and vote in person at the Meeting.

  We look forward to meeting those of you who will be able to attend the Meeting.

                                          Sincerely,


                                          /s/ David S. Wetherell
                                          ------------------------------------
                                          David S. Wetherell
                                          Chairman and Chief Executive Officer

                        CMG INFORMATION SERVICES, INC.

                             100 BRICKSTONE SQUARE
                                  FIRST FLOOR
                         ANDOVER, MASSACHUSETTS 01810

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD THURSDAY, DECEMBER 18, 1997

To the Stockholders of CMG INFORMATION SERVICES, INC.:

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of CMG Information Services, Inc., a Delaware corporation (the "Company"), will be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, December 18, 1997, at 9:30 a.m. local time, for the following purposes:

  1. To elect one Class I Director to serve until the 2000 Annual Meeting of Stockholders or until his successor is elected and qualified.

  2. To approve an amendment to the Company's 1986 Stock Option Plan (the "Plan") to limit the number of shares of Common Stock subject to stock options that may be granted under the Plan to any one person within any fiscal year to 200,000 shares.

  3. To ratify the appointment of KPMG Peat Marwick as the Company's independent accountants for the current fiscal year.

  4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

  Only stockholders of record at the close of business on Monday, October 20, 1997 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ David S. Wetherell
                                          ----------------------------------
                                          David S. Wetherell, Secretary

November 14, 1997

  All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, you are urged to mark, sign, and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.


YOUR VOTE IS IMPORTANT TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
   ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                PROXY STATEMENT
                                      OF
                        CMG INFORMATION SERVICES, INC.

GENERAL

  This Proxy Statement and Notice of Annual Meeting of Stockholders are being provided and the accompanying proxy is being solicited by the Board of Directors of CMG Information Services, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, on Thursday, December 18, 1997, at 9:30 a.m. local time, or at any adjournment or postponement of the Meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card are being mailed on or about November 14, 1997, to all stockholders entitled to notice of and to vote at the Meeting. The principal executive office of CMG Information Services, Inc. is located at 100 Brickstone Square, First Floor, Andover, Massachusetts 01810 and the Company's telephone number is (508) 684-3600.

SOLICITATION

  The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of Common Stock of the Company (the "Common Stock") held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, and personal solicitation by Directors, officers and other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record at the close of business on Monday, October 20, 1997, will be entitled to notice of, and to vote at, the Meeting. As of October 20, 1997, the Company had outstanding 9,716,508 shares of Common Stock. Each share of Common Stock is entitled to one vote on each proposal that will come before the Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

REVOCABILITY OF PROXY AND VOTING OF SHARES

  Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 100 Brickstone Square, First Floor, Andover, Massachusetts 01810, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and an election given to the Secretary of the Company to vote in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted (i) FOR the election of the Class I Director described herein, (ii) FOR the amendment to the 1986 Stock Option Plan, (iii) FOR the ratification of the appointment of KPMG Peat Marwick as the Company's independent accountants for the current fiscal year, and (iv) in accordance with the judgment of the proxies as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than July 17, 1998 in order to be included in the Proxy Statement and form of proxy relating to that meeting.

          SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  All share amounts referred to in this Proxy Statement have been adjusted to reflect a three for two stock split and a two for one stock split effected on March 17, 1995 and February 2, 1996, respectively. The following table sets forth certain information with respect to beneficial ownership of the Company's shares of Common Stock as of October 1, 1997, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock;
(ii) by each of the Company's Directors; (iii) by each of the Company's executive officers named in the Summary Compensation Table (the "Named Executive Officers"), and (iv) by all current Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

      NAME AND ADDRESS OF                   NUMBER OF SHARES
       BENEFICIAL OWNER                  BENEFICIALLY OWNED (1) PERCENT OF CLASS
      -------------------                ---------------------- ----------------
      David S. Wetherell (2)...........        2,342,307              23.6%
       c/o CMG Information Services,
       Inc.
       100 Brickstone Square
       First Floor
       Andover, MA 01810
      FMR Corp. (3)....................        1,171,800              12.1%
       82 Devonshire Street
       Boston, MA 02109
      Scudder Stevens & Clark, Inc.
       (4).............................          634,300               6.6%
       345 Park Avenue
       New York, NY 10154-0010
      Gregory M. Avis (5)..............           18,800                 *
      John A. McMullen (6).............           20,200                 *
      Hans Hawrysz.....................                0               --
      Hemang Dave (7)..................                0               --
      Richard F. Torre (8).............           24,129                 *
      Andrew J. Hajducky III (9).......           31,890                 *
      Craig D. Goldman.................            8,800                 *
      All Current Directors and
       Executive Officers as a Group (7
       persons) (10)...................        2,446,126              24.5%

--------
*  Less than one percent
(1) Beneficial ownership of Common Stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of Common Stock subject to options currently exercisable or which become exercisable on or before December 1, 1997 are deemed to be beneficially owned and outstanding by the person holding such options and are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 235,625 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1997. Includes 111,600 shares held in trust for the benefit of Mr. Wetherell's minor children, and for which Mr. Wetherell disclaims beneficial ownership.

(3) Based on the information provided on the Amendment No. 4 to the Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 1997. FMR Corp. has sole dispositive power with respect to such shares, and sole power to vote 804,100 of such shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, is the beneficial owner of 761,000 shares of Common Stock as a result of its serving as investment manager of institutional accounts.

(4) Based on the information provided on the Schedule 13G filed by Scudder Stevens & Clark, Inc. ("Scudder Stevens") with the Securities and Exchange Commission on February 10, 1997. Includes 209,700 shares with respect to which Scudder Stevens has the sole power to vote or direct the vote. Includes 306,100 shares with respect to which Scudder Stevens shares the power to vote or direct the vote. Scudder Stevens has sole power to dispose or direct the disposition of all such shares.

(5) Consists of shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1997. Mr. Avis resigned from the Company's Board of Directors effective on October 22, 1997.

(6) Includes 18,800 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1997.

(7) Mr. Dave resigned as an officer of the Company effective June 4, 1997.

(8) Includes 18,524 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1997 and 1,500 shares held in trust for the benefit of Mr. Torre's minor children.

(9) Includes 30,250 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1997.

(10) Includes 321,999 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1997.

                                  PROPOSAL 1

                             ELECTION OF DIRECTOR

  The Board is divided into three classes. One class of Directors is elected each year for a three-year term. The term of the Company's Class I Director will expire at this Meeting. The nominee for Class I Director is Craig D. Goldman. The Class I Director elected in 1997 will serve for a term of three years which will expire at the Company's 2000 Annual Meeting of Stockholders or when his successor is elected and qualified. It is intended that the persons named as Proxies will vote for Craig D. Goldman for election to the Board as a Class I Director. Prior to the resignation of Gregory M. Avis as a Class I Director, effective on October 22, 1997, there were two Class I Directors. The Board has decided for the time being to maintain its present size at three directors and to name only one nominee for Class I Director. Proxies will not be voted for more than one nominee.

  Craig D. Goldman presently serves as a Class I Director of the Company and is available for re-election as a Class I Director. The affirmative vote of the holders of a plurality of the Common Stock represented and voting at the Meeting will be required to elect Craig D. Goldman to the Board. If he is elected as a Director at the Meeting, the Board will consist of a total of three Directors, two of whom have principal occupations outside the Company and one of whom is the Chief Executive Officer of the Company.

          MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE

BIOGRAPHICAL INFORMATION

  Biographical and certain other information concerning the Directors of the Company is set forth below:

CLASS I NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

  CRAIG D. GOLDMAN, age 53. Mr. Goldman has served as a Director of the Company since June 18, 1997. Mr. Goldman has served as President and Chief Executive Officer for Cyber Consulting Services Corp., a technology consulting firm, since March 1996. Mr. Goldman served with Chase Manhattan Bank Financial Services ("Chase Manhattan") as Senior Vice President, Technology and Operations from March 1988 until October 1991. From October 1991 until March 1996 Mr. Goldman served with Chase Manhattan as a Senior Vice President and Chief Information Officer.

CLASS II DIRECTOR CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

  JOHN A. MCMULLEN, age 55. John A. McMullen has served as a Director of the Company since 1986. Mr. McMullen was a founder and has been a Managing Principal of Cambridge Meridian Group, Inc., a management consulting firm, since 1984.

CLASS III DIRECTOR CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

  DAVID S. WETHERELL, age 43. David S. Wetherell has served as Chairman of the Board, President, Chief Executive Officer and Secretary of the Company since 1986. Mr. Wetherell also serves on the Board of Directors of Lycos, Inc., a publicly-traded subsidiary of the Company.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended July 31, 1997 ("fiscal 1997"), the Board of Directors held five meetings. The Board has two committees: an Audit Committee and a Compensation Committee. There is no Nominating Committee or any committee performing the functions of a nominating committee.

  The Audit Committee recommends to the Board each fiscal year the independent public accountants who will audit the books of the Company for that year. The independent public accountants meet with the Audit Committee with and without the presence of the Company's management to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent public accountants on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee consists of Messrs. Goldman and McMullen, neither of whom is an employee or consultant of the Company. Mr. McMullen serves as Chairman of the Audit Committee. Prior to his resignation from the Board, effective as of October 22, 1997, Mr. Avis was a member of the Audit Committee during fiscal 1997. The Audit Committee met once during the last fiscal year.

  The Compensation Committee administers the Company's 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan, as well as the Company's short-term and long-term cash incentive plans, and performance-based stock options. The Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company's officers. The Compensation Committee currently consists of Messrs. Goldman and McMullen, neither of whom is an employee or consultant of the Company. Mr. Goldman serves as Chairman of the Compensation Committee. Prior to his resignation from the Board, effective as of October 22, 1997, Mr. Avis was Chairman of the Compensation Committee during fiscal 1997. The Compensation Committee met two times during the last fiscal year.

  Each incumbent Board member attended all of the meetings of the Board which such Director was eligible to attend during the fiscal year ended July 31, 1997. Each incumbent Board member attended all of the meetings held by any committee of the Board upon which such Director served.

                                  PROPOSAL 2

                      AMENDMENT OF 1986 STOCK OPTION PLAN

  A proposal will be presented at the Meeting that the Stockholders approve an amendment to the Company's 1986 Stock Option Plan (the "Plan") to limit the number of shares of Common Stock subject to stock options that may be granted under the Plan to any one person within any fiscal year to 200,000 shares, subject in each case to adjustments for stock splits, stock dividends and certain transactions affecting the Company's capital stock. Approval of the amendment to the Plan by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is appropriate in order to ensure that the Company will be able to exclude gain recognized on exercise of certain stock options from the $1,000,000 limitation on the Company's tax deduction. Set forth below is a brief summary of the principal provisions of the Plan.

GENERAL

  The purpose of the Plan is to provide incentives to individuals the Company believes may play a significant role in the future success of the Company and its present and future subsidiaries by providing such individuals with opportunities to purchase stock of the Company pursuant to the exercise of options. The Plan provides for the grant of stock options (incentive and nonstatutory) (together "Awards") to any individual the Company deems appropriate (the "Eligible Persons"). Incentive stock options may only be granted to employees of the Company.

  Currently, Awards may be made under the Plan for up to 2,250,000 shares of Common Stock (which number is reduced by the number of shares issued pursuant to the Company's 1995 Employee Stock Purchase Plan), subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock.

  As of October 22, 1997, the Company had approximately 917 employees, all of whom were eligible to participate in the Plan. Since the Plan provides the ability for the Company to make option grants to any individual which it deems appropriate, the Company is not able to estimate the full class of persons to which grants may be made under the Plan. The closing price of the Company's Common Stock, as reported by the Nasdaq National Market, on October 22, 1997 was $23.125 per share.

ADMINISTRATION

  Awards under the Plan are granted at the discretion of the Compensation Committee which determines the recipients and establishes the terms and conditions of each Award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options and the time at which such options become exercisable. The exercise price of any incentive stock option or non-statutory stock option granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder of the Company).

  As of October 22, 1997, options to purchase an aggregate of 766,493 shares of Common Stock were outstanding under the Plan. Of the foregoing, options to purchase an aggregate of 530,000 shares of Common Stock had been granted to current executive officers of the Company as a group, no options to purchase shares had been granted to current directors who are not executive officers of the Company as a group and options to purchase an aggregate of 236,493 shares of Common Stock had been granted to all other employees. After taking into account shares available as a result of cancellation of options granted under the Plan, 750,248 shares of Common Stock remain available for Awards under the Plan. Because of the discretionary nature of Awards made under the Plan, it is not currently determinable how many Awards will be made in the future to any given individual, to current executive officers as a group, to current directors who are not executive officers as a group or to employees who are not current executive officers.

PROPOSED AMENDMENT TO THE PLAN

  The Board of Directors has voted to amend the Plan to limit the number of shares of Common Stock subject to stock options that may be granted under the Plan to any one person within any fiscal year to 200,000 shares, subject in each case to adjustments for stock splits, stock dividends and certain transactions affecting the Company's capital stock.

  This amendment is intended to ensure that the gain recognized on exercise of certain stock options granted to the Company's highest paid executive officers will not be subject to the $1,000,000 limitation on the Company's income tax deduction for executive compensation imposed by Section 162(m) of the Internal Revenue Code, as amended (the "Code"). Although the Company has not typically granted stock options that approach these limits, such limits will give the Company the flexibility to grant such Awards, should the Compensation Committee determine that it would be in the best interest of the Company to do so, without adversely affecting the Company's tax deduction for compensation.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

  Incentive Stock Options. An optionee does not realize taxable income upon the grant or, except as described below, exercise of an incentive stock option ("ISO") under the Plan.

  If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as mid-term or long-term capital gain and any loss sustained will be a mid-term or long-term capital loss, depending on how long the optionee has held the shares, and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

  If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term, mid-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

  Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by the Company.

APPROVAL

  Stockholder approval of the proposed amendment is appropriate to ensure that the Company will be able to exclude gain recognized on exercise of certain stock options from the $1,000,000 limitation on the Company's tax deduction. The affirmative vote by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for such purpose. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN.

                                  PROPOSAL 3

                            APPOINTMENT OF AUDITORS

  The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent accountants, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 1998, and recommends that the stockholders vote for ratification of such appointment. A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be available to respond to appropriate stockholders' questions and to make a statement if he or she desires to do so.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

                            ADDITIONAL INFORMATION

MANAGEMENT

  Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company who are not directors of the Company:

          NAME          AGE                     POSITION
          ----          ---                     --------
 Andrew J. Hajducky III  43 Chief Financial Officer and Treasurer

 Richard F. Torre        47 President and Chief Executive Officer, SalesLink
                            Corporation

 Hans Hawrysz            49 President and Chief Executive Officer, Planet
                            Direct Corporation

  Andrew J. Hajducky III has served as Chief Financial Officer of the Company since October 1995. From 1990 until joining the Company, he was a partner with the public accounting firm of Ernst & Young LLP. From 1983 through 1990, he held various positions with Arthur Young & Co., which merged with Ernst & Whinney to form Ernst & Young LLP.

  Richard F. Torre has served as President of SalesLink Corporation ("SalesLink"), a subsidiary of the Company, since 1990. From 1990 until 1996 Mr. Torre also served as Chief Operating Officer of SalesLink. In 1996 Mr. Torre was named Chief Executive Officer of SalesLink. From 1987 until joining the Company in 1990, Mr. Torre was manager of CPU Upgrades at Digital Equipment Corporation, a publicly held computer company.

  Hans Hawrysz has served as President and Chief Executive Officer of Planet Direct Corporation, a subsidiary of the Company, since January 24, 1997. From April 1992 to January 1997 Mr. Hawrysz was Executive Vice President of AT&T Universal Card Services.

  There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

COMPENSATION OF DIRECTORS

  In 1995, the Company adopted the 1995 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Under the terms of the Director Plan, each Director who (1)(i) was a Director of the Company when the Director Plan was first adopted by the Board of Directors; (ii) has completed at least five years of continuous service on the Board of Directors; (iii) is not otherwise an employee of the Company or any of its subsidiaries or affiliates; and (iv) is not an affiliate (as defined in the Director Plan) of an institutional investor in the Company (an "Affiliated Director," and a director meeting all of the foregoing criteria referred to as a "Current Director") or (2)(i) is elected a Director of the Company for the first time either by the Board of Directors or by the stockholders after the 1995 Plan is first adopted by the Board of Directors or approved by the stockholders; (ii) is not otherwise an employee of the Company or any of its subsidiaries or affiliates; and (iii) is not an Affiliated Director (a "new Director") was, or shall be, granted an option to purchase 47,000 shares of Common Stock upon the adoption of the Director Plan by the Board of Directors, in the case of a Current Director, or upon the election of the Director, in the case of a New Director. In addition, if a director who is an Affiliated Director, and is otherwise eligible to receive options under the Director Plan, ceases to be an Affiliated Director (that is, ceases to be an affiliate of an institutional investor in the Company), then such director shall be granted an option to purchase 47,000 shares of Common Stock upon ceasing to be an Affiliated Director. An aggregate of 282,000 shares of Common Stock (subject to adjustments for capital changes) has been reserved for issued under the Director Plan upon exercise of options.

  Options are granted under the Director Plan at exercise prices equal to the fair market value of the Company's Common Stock at the time the options are granted. Fair market value is the last reported sales price per share of the Company's Common Stock on the date of grant as reported in the over-the-counter market. Options are exercisable in five cumulative installments of 9,400 shares each, the first installment becoming exercisable immediately after the first annual meeting of stockholders following the date of grant or commensurate with the date of grant if the optionee first becomes a director by vote of the stockholders and each further installment becoming exercisable immediately after each Annual Meeting of stockholders thereafter, provided that the option holder continues in office as a director at such time. No option may be exercisable more than ten years from its date of grant. Of the current members of the Board of Directors, Messrs. McMullen and Goldman are eligible to participate in the Director Plan. Mr. McMullen received an option to purchase 47,000 shares of Common Stock under the Director Plan during fiscal 1995. Mr. Goldman received an option to purchase 47,000 shares of Common Stock under the Director Plan during fiscal 1997.

  In addition to the foregoing, directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board and meetings of committees of the Board.

                            EXECUTIVE COMPENSATION

  The following table provides certain summary information concerning compensation (including salary, bonuses, stock options, and certain other compensation) paid by the Company for services in all capacities for fiscal years ended July 31, 1997, 1996, and 1995, to its Chief Executive Officer and to each of its four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 in fiscal 1997 (all five being hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                    LONG-TERM
                                                   COMPENSATION
                             ANNUAL COMPENSATION      AWARDS
                             --------------------  ------------
          NAME AND                                  SECURITIES
         PRINCIPAL                                  UNDERLYING      ALL OTHER
          POSITION      YEAR SALARY($)  BONUS($)    OPTIONS(1)  COMPENSATION($)(2)
         ---------      ---- ---------- ---------  ------------ ------------------
      David S.
       Wetherell(3)...  1997    180,250    75,000        --           3,316
       Chairman,
        President       1996    180,250    75,000        --           1,502
       and Chief
        Executive       1995    180,250   175,000    150,000          3,383
       Officer
      Richard F.
       Torre..........  1997    145,790    42,500     10,000          3,014
       President and
        Chief           1996    128,947    96,400      2,000          2,579
       Executive
        Officer of      1995    124,525    19,400     26,250          2,479
       SalesLink
        Corporation
      Hans Hawrysz(4).  1997     87,500    25,000        --             --
       President and
        Chief
       Executive
        Officer
       of Planet
        Direct
       Corporation
      Andrew J.
       Hajducky
       III(5).........  1997    143,333    48,333     12,000          2,212
       Chief Financial  1996     81,667    33,333     60,000            --
       Officer and
        Treasurer
      Hemang Dave(6)..  1997    102,479    42,000        --             813
                        1996     41,846    16,667     30,000            --

--------
(1) The Company's 1986 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Committee granted stock options during fiscal 1995, 1996 and 1997 which are reflected in this column. All stock options granted in fiscal 1995, 1996 and 1997 were non-statutory (also called non-qualified) stock options, have an exercise price equal to fair market value on the date of grant, vest for 25% on the first anniversary of the date of grant with the remainder vesting in 36 equal monthly installments thereafter, and have terms varying from six to ten years.

(2) Amounts set forth in this column represent Company cash contributions under the Company's 401(k) Plan.

(3) In April 1995, the Company formed the first of its Internet investment and development arms, CMG@Ventures, L.P., a Delaware Limited Partnership ("CMG@Ventures"), and, through two wholly-owned subsidiaries, was committed to contribute up to $35,000,000 to CMG@Ventures. CMG@Ventures is currently being reorganized as a limited liability company. In October 1996, the Company formed a second Internet investment and development arm, CMG@Ventures II, L.L.C. ("CMG@Ventures II"). The purpose of both CMG@Ventures and CMG@Ventures II is to provide intellectual and financial capital to companies seeking to further the commercialization of the Internet and other interactive media. Mr. Wetherell is a profit general partner (as defined) of CMG@Ventures, and, in that capacity, received a 8.6% carried interest (the "Interest") in the net realized gains (as defined in the partnership agreement) of CMG@Ventures. Mr. Wetherell's Interest vests in forty quarterly installments of 3.75% of his Interest for each of the first 20 installments and 1.25% of his Interest for each of the next 20 installments. Mr. Wetherell is a member of CMG@Ventures II and in that capacity will receive a 7.75% carried interest in the net realized gains of CMG@Ventures II.

(4) On January 24, 1997, the Board of Directors elected Hans Hawrysz as President and Chief Executive Officer of Planet Direct Corporation, a subsidiary of the Company. The information shown in the table for fiscal 1997 reflects the compensation earned by Mr. Hawrysz from January 24, 1997 through July 31, 1997.

(5) On October 24, 1995, the Board of Directors elected Andrew J. Hajducky III as Chief Financial Officer and Treasurer of the Company. The information shown in the table for fiscal 1996 reflects the compensation earned by Mr. Hajducky from October 24, 1995 through July 31, 1996. Mr. Hajducky is a profit general partner (as defined) of CMG@Ventures, and, in that capacity, received a 0.5% carried interest (the "Interest") in the net realized gains (as defined in the partnership agreement) of CMG@Ventures. Mr. Hajducky's Interest vests in forty quarterly installments of 3.75% of his Interest for each of the first 20 installments and 1.25% of his Interest for each of the next 20 installments. Mr. Hajducky is a member of CMG@Ventures II and in that capacity will receive a 0.5% carried interest in the net realized gains of CMG@Ventures II.

(6) Mr. Dave resigned as an officer of the Company effective June 4, 1997. The information shown in the table for 1997 reflects the compensation earned by Mr. Dave from August 1, 1996 through June 4, 1997. On February 26, 1996, Mr. Dave was elected as President of Engage Technologies, Inc., a subsidiary of the Company formerly known as CMG Direct Interactive, Inc. The information shown in the table for 1996 reflects the compensation earned by Mr. Dave from February 26, 1996 through July 31, 1996.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1997

  The following table sets forth information concerning individual grants of options to purchase Common Stock under the 1986 Stock Option Plan made to each Named Executive Officer during the fiscal year ended July 31, 1997. Mr. Wetherell, Mr. Hawrysz and Mr. Dave were not granted any options to purchase Common Stock in the last fiscal year.

                                 INDIVIDUAL GRANTS                POTENTIAL REALIZABLE
                  -----------------------------------------------   VALUE AT ASSUMED
                    NUMBER OF    OPTIONS                          ANNUAL  RATES OF STOCK
                   SECURITIES   GRANTED TO                         PRICE APPRECIATION
                   UNDERLYING   EMPLOYEES  EXERCISE OR             FOR OPTION TERM (3)
                     OPTIONS    IN FISCAL  BASE PRICE  EXPIRATION ----------------------
NAME              GRANTED(#)(1)  1997(2)    ($ /SHARE)    DATE      5%($)      10%($)
----              ------------- ---------- ----------- ---------- ---------- -----------
Richard F.
 Torre..........     10,000        8.2%     $15.5625    11/20/01  $   42,996 $    95,011
 President and
 Chief Executive
 Officer,
 SalesLink
Andrew J.
 Hajducky III...     12,000        9.8%     $15.5625    11/20/01  $   51,596 $   114,013
 Chief Financial
 Officer and
 Treasurer

--------
(1) See footnote 1 to the Summary Compensation Table above.

(2) Options to purchase an aggregate of 122,050 shares were granted to all employees in fiscal 1997.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

      1997 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

  Presented below is information with respect to unexercised stock options to purchase the Company's Common Stock held by each Named Executed Officer as of July 31, 1997. None of the Named Executive Officers exercised any stock options to purchase shares of the Company's Common Stock during the year ended July 31, 1997.

                                  NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                               OPTIONS AT JULY 31, 1997(#)      AT JULY 31, 1997($)
                NAME           EXERCISABLE/ UNEXERCISABLE  EXERCISABLE/ UNEXERCISABLE(1)
                ----           --------------------------- -----------------------------
      David S. Wetherell .....       193,125/256,875           $2,544,233/$3,474,367
      President, Chief
       Executive Officer and
       Secretary
      Richard F. Torre .......         13,670/19,330           $  165,671/$  116,317
      President and Chief
       Executive Officer of
       SalesLink Corporation
      Hans Hawrysz ...........                   0/0                             0/0
      President and Chief
       Executive Officer of
       Planet Direct
       Corporation
      Andrew J. Hajducky III..         26,250/45,750           $  164,063/$  220,682
      Chief Financial Officer
       and Treasurer
      Hemang Dave.............              10,000/0                             0/0

--------
(1) Based on the difference between the option exercise price and the closing price of the underlying common stock on July 31, 1997, which closing price was $16.375.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors (the "Committee") is composed of two independent, disinterested Directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers (including the Named Executive Officers), as well as all stock option grants, performance-based stock options and both long-term and short-term cash incentive awards to all key employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the Company's 1986 Stock Option Plan and the Company's 1995 Employee Stock Purchase Plan. The Committee regularly reviews Executive Compensation Reports prepared by independent organizations in order to evaluate the appropriateness of its Executive Compensation Program.

  The Committee uses its base salary and incentive bonus program for the Company's executive officers (including the Named Executive Officers) in order to enhance short-term profitability and stockholder value and uses stock options, performance-based stock options, and long-term cash incentive awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Committee first sets base salaries for the Company's executive officers (including the Named Executive Officers) for each fiscal year based on a review of average base salaries among competitive peer groups and then sets target incentive bonus awards comprising varying percentages of total target compensation depending on the position being reviewed.

  The Committee reviews the Company's annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short term financial performance of the Company as a whole. The executive officers of the Company then have an opportunity to earn a 25% payout of their individual target bonuses in each fiscal quarter provided that the Company meets or exceeds its performance plan for that quarter. These quarterly bonuses are prorated to the extent that the Company achieves a portion of its performance plan. If the full amount of the quarterly bonuses are not earned in a fiscal quarter, the executive officers have an opportunity to improve performance and thereby to earn retroactively the full amount of the target quarterly bonuses to the extent not earned in prior quarters. The annual performance plan is based on operating income before extraordinary gains and losses and before taxes. The Committee has complete discretionary authority to award full bonuses or special bonuses for special achievements.

  In addition to salaries and incentive bonuses, the Committee also grants stock options to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Options may be granted with respect to the common stock of the Company or of a subsidiary. In the past, the Committee has also granted a long-term cash incentive award to the President of SalesLink Corporation in order to focus his efforts on increasing earnings and stockholder value in SalesLink. This arrangement was terminated in fiscal 1997 and replaced with an option to purchase common stock of SalesLink Corporation.

  With respect to the Chief Executive Officer of the Company, the Compensation Committee has utilized a base salary and incentive bonus, with the bonus being based on individual performance with respect to each fiscal year. The Company has entered into an Employment Agreement with Mr. Wetherell and in connection therewith has issued to him a non-qualified performance stock option for the purchase of up to 300,000 shares of Common Stock of the Company. See "Employment Agreement." The Compensation Committee has also issued Mr. Wetherell other stock options which vest over a period of four years.

  In order to participate in the rapidly developing business opportunities related to the Internet, the Company formed CMG@Ventures, L.P. (which is currently being reorganized as a limited liability company) during fiscal 1995 and CMG@Ventures II, L.L.C. during fiscal 1997 (together the "CMG@Ventures Funds") as captive venture capital funds competing with other funds to find and invest in these opportunities. The CMG@Ventures Funds had ownership interests in eleven Internet related companies as of July 31, 1997, and the Company actively participates in their management. Three of these companies were controlled by the CMG@Ventures Funds at July 31, 1997 and hence by the Company. The Compensation Committee has granted Mr. Wetherell, who is a general partner of CMG@Ventures, L.P., an eight-point-six percent (8.6%) interest in the net realized gains (as defined in the partnership agreement) of CMG@Ventures, L.P. in accordance with the practice in the venture capital industry. The Compensation Committee has granted Mr. Hajducky, who is a general partner of CMG@Ventures, L.P., a zero-point-five percent (0.5%) interest in the net realized gains (as defined in the partnership agreement) of CMG@Ventures, L.P. in accordance with the practice in the venture capital industry. Mr. Wetherell and Mr. Hajducky are each members of CMG@Ventures II, L.L.C., and, in that capacity, the Compensation Committee granted them 7.75% and 0.5% carried interests, respectively, in the net realized gains of CMG@Ventures II, L.L.C.

  The Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options, performance-based stock options and long-term cash incentives have helped develop a Senior Management Group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

  The foregoing report has been furnished by Craig D. Goldman (Chairman) and John A. McMullen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During the fourth quarter of fiscal 1997, in conjunction with the Company's dividend of shares of common stock of Lycos, Inc. ("Lycos"), a majority owned subsidiary of the Company, to its stockholders, CMG@Ventures, L.P. allocated 110,627 shares of the common stock of Lycos to its profit partners. Of these shares, 42,191 and 2,458 were allocated to the accounts of Mr. Wetherell and Mr. Hajducky, respectively, in their capacity as profit partners of CMG@Ventures, L.P. On August 21, 1997, Mr. Wetherell received a distribution of 15,822 of his allocated shares of Lycos common stock. On August 21, 1997 and September 5, 1997, Mr. Hajducky received distributions of 369 and 276, respectively, of his allocated shares of Lycos common stock.

  During fiscal 1997, the Company formed a second Internet investment and development arm, CMG@Ventures II, L.L.C., a Delaware Limited Liability Company ("CMG@Ventures II"). The purpose of CMG@Ventures II, like that of CMG@Ventures, L.P., is to provide intellectual and financial capital to companies seeking to further the commercialization of the Internet and other interactive media. Mr. Wetherell and Mr. Hajducky are members of CMG@Ventures II, and, in that capacity, will receive 7.75% and 0.5% carried interests (the "Interests"), respectively, in the net realized gains of CMG@Ventures II.

  In September 1996, CMG@Ventures, L.P. sold its equity investment in TeleT Communications ("TeleT") to Premiere Technologies, Inc. ("Premiere") in exchange for $550,000 and 320,833 shares of the common stock of Premiere. On September 24, 1997 CMG@Ventures L.P. allocated 283,333 shares of common stock of Premiere received upon the sale of its interest in TeleT between CMG@Ventures Capital Corp. and its profit partners, with 22.5% of the net realized gain (as defined in the partnership agreement of CMG@Ventures, L.P.) allocated to the accounts of the profit partners. An allocation of 22,325 shares of the common stock of Premiere was made to the account of Mr. Wetherell, 8,372 shares of which were distributed to Mr. Wetherell on September 24, 1997. An allocation of 1,301 shares of the common stock of Premiere was made to the account of Mr. Hajducky, 390 shares of which were distributed to Mr. Hajducky on September 24, 1997.

  On January 31, 1997, CMG@Ventures, Inc., the managing general partner of CMG@Ventures, L.P., disposed of all of its interest in NetCarta to Microsoft Corporation for net cash proceeds of $18,468,000. 22.5% of the net realized gain (as defined in the partnership agreement of CMG@Ventures, L.P.) of CMG@Ventures, Inc. realized upon the sale of its interest in NetCarta was allocated to the accounts of the profit partners of CMG@Ventures, L.P. pursuant to the CMG@Ventures, Inc. Deferred Compensation Plan. In their capacities as profit partners of CMG@Ventures, L.P., $700,550 and $40,820 were allocated to the accounts of Mr. Wetherell and Mr. Hajducky, respectively, pursuant to the CMG@Ventures, Inc. Deferred Compensation Plan. Of the amounts allocated to the accounts of Mr. Wetherell and Mr. Hajducky, to date, distributions of $288,977 and $12,246 have been made to Mr. Wetherell and Mr. Hajducky, respectively.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  The graph below compares the cumulative total stockholder return of the Company's Common Stock from January 25, 1994 (the date of the Company's initial public offering) through July 31, 1997 against the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Computer and Data Processing Services Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

                      [Graph of Data Points Listed Below]

                            Base Date                            Cumulative Return
Company/Index Name      January 25, 1994   July 31, 1994   July 31, 1995   July 31, 1996   July 31, 1997
---------------------   ----------------   -------------   -------------   -------------   -------------
CMB Information
   Services, Inc.            $100.00          $110.94         $501.56         $600.00         $655.08
NASDAQ Stock
   Market Index              $100.00          $ 92.12         $129.34         $140.91         $207.96
NASDAQ Computer and
   Data Processing
   Services Index            $100.00          $ 95.68         $165.08         $185.18         $288.15

  The graph shown above assumes that $100 was invested in the Company's Common Stock and in each index on January 25, 1994. In addition, the total return for the Company's Common Stock and the indexes used assumes the reinvestment of all dividends. On July 31, 1997 the Company paid a dividend of one share of the common stock of Lycos, Inc. for every 16 shares of the Company's Common Stock held.

EMPLOYMENT AGREEMENT

  In November of 1993, the Company entered into an employment agreement with Mr. Wetherell, which runs through July 31, 1998, at a minimum annual salary which is currently at $180,250. The agreement may be extended for an additional five years by agreement of the parties. The agreement provides for annual incentive awards in amounts to be determined by the Compensation Committee and salary continuation for the shorter of two years or the entire length of the agreement in the event (i) Mr. Wetherell terminates his agreement following a change of control of the Company not approved by the Board of Directors and a change in a majority of the Directors, or (ii) Mr. Wetherell's employment is terminated involuntarily and not for cause; except that the two-year limit shall not apply in either event if the Company has achieved certain specified performance goals. (See "Severance and Change of Control Arrangements" below.) The minimum annual salary may be increased from time to time at the discretion of the Compensation Committee. The agreement contains non-competition covenants in favor of the Company. The agreement also contains a non-qualified performance stock option granting to Mr. Wetherell the right to purchase up to 300,000 shares of Common Stock of the Company at an option price of $2.67 per share. This option was granted under the Company's 1986 Stock Option Plan. The option becomes exercisable in ten annual installments of up to 30,000 shares each, beginning on November 1, 1994, and ending on November 1, 2003, but only if and to the extent that the Company meets certain performance goals relating to (i) the return on stockholders' investment for each year and (ii) the percentage increase in earnings per share over the prior year. The option also becomes exercisable if and to the extent that the Company meets these performance goals on an average basis of
(i) up to the prior three years, or (ii) for five years, and (iii) for an additional five years, if extended. In any event, the option becomes exercisable (to the extent not previoulsy exercisable) as to the first 150,000 shares on November 1, 1998, and as to the second 150,000 shares on November 1, 2003.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

  The Company's employment agreement with Mr. Wetherell provides for certain benefits in the event of involuntary termination of his employment not for cause or in the event he terminates his employment following a change of control of the Company that is not approved by the Company's Board of Directors. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the Directors, Mr. Wetherell would have the right to terminate his agreement and a percentage of all remaining installments of his 300,000 share stock option would become exercisable equal to the percentage of installments that had previously become exercisable. In the event of the involuntary termination of Mr. Wetherell's employment not for cause, a percentage of up to three remaining 30,000 share installments of his 300,000 share stock option would become exercisable, equal to the percentage of installments that had previously become exercisable.

  Any compensation payable to Mr. Wetherell contingent on a change of control which qualifies as a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. This maximum amount is determined by multiplying the average of Mr. Wetherell's base salary and bonus for the previous five years by three.

  The Limited Partnership Agreement of CMG@Ventures, L.P. provides that, upon a change of control (as defined), each profit general partner, including Mr. Wetherell, may elect, within two months of the date of the change of control, to have CMG@Ventures, L.P. repurchase all, and not less than all, of the interest in CMG@Ventures, L.P. held by each profit general partner at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Limited Partnership Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the profit general partners of CMG@Ventures, L.P. and which is likely by its terms to have a material adverse effect upon the business and prospects of CMG@Ventures, L.P. and which change of control in either event is of a nature that would be required to be reported in response to Items 6(e) or 14(i), (iv) or (v) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any "person" (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company's outstanding securities.

  On August 1, 1996 Richard F. Torre, President and Chief Executive Officer of SalesLink Corporation ("SalesLink"), was granted an option to purchase 300,000 shares of the common stock, $.01 par value per share, of SalesLink at $1.20 per share. This option becomes exercisable for 25% of the shares on the first anniversary of the date of grant and then cumulatively for an additional 2.78% each month thereafter. This option becomes immediately exercisable in full in the event of a change in control of SalesLink (as defined below). A change of control of SalesLink shall be deemed to have occurred when there has occurred the acquisition by purchase, merger, or otherwise, by any Person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act, excluding any business entity controlling, controlled by, or under common control with the Company) of beneficial ownership, directly or indirectly, of securities of SalesLink representing 80% or more of the combined voting power of SalesLink's then outstanding securities.

  On January 22, 1997 Hans Hawrysz, President and Chief Executive Officer of Planet Direct Corporation ("Planet Direct"), was granted an option to purchase 500,000 shares of the common stock, $.01 par value per share, of Planet Direct at $.01 per share. This option becomes exercisable for 25% of the shares on the first anniversary of the date of grant and then cumulatively for the remainder in 36 monthly installments. In the event that Planet Direct is sold during the first year of the vesting period the option immediately vests for 25% and if Planet Direct is sold at any other time the option vests to the next cumulative monthly installment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee are Craig D. Goldman and John A. McMullen. Gregory M. Avis, who resigned from the Company's Board of Directors effective as of October 22, 1997, served as a member of the Compensation Committee during the year ended July 31, 1997. No member of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers, and greater than ten percent holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 1997, other than a late filing made by Andrew J. Hajducky and described below, all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

  In February 1997 Mr. Hajducky filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 for the month of October 1996. This filing reported the purchase of 1,000 shares of the Company's Common Stock on October 15, 1996 and the grant of a stock option to purchase 12,000 shares of the Company's Common Stock.

                                 ANNUAL REPORT

  The Company's Annual Report on Form 10-K for the year ended July 31, 1997 is available upon request from the Company.

                                 OTHER MATTERS

  The Board does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

  The Board hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares even though they have sent in their proxies.

                                          By Order of the Board of Directors

                                          /s/ David S. Wetherell
                                          ----------------------------------
                                          David S. Wetherell, Secretary

Andover, Massachusetts
November 14, 1997

                                                            Appendix A

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

------------------------------
CMG INFORMATION SERVICES, INC.    1. Election of Class 1 Director:  For  With-
------------------------------                                           held
                                     Nominee: Craig D. Goldman      [_]   [_]


RECORD DATE SHARES:                                          For Against Abstain

                                  2. Approval of Amendment
                                      to 1986 Stock Option
                                      Plan.                   [_]   [_]   [_]

                                  3. Approval of Independent
                                      Accountant.             [_]   [_]   [_]

                        ----------
Please be sure to sign  Date       Mark box at right if an address change or
 and date this Proxy.              comment has been noted on reverse side
---------------------------------- of this card.                          [_]

---------------------------------------------------
Stockholder sign here           Co-owner sign here

DETACH CARD                                                          DETACH CARD


                        CMG INFORMATION SERVICES, INC.

     Dear Stockholder,

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, December 18, 1997. Thank you in advance for your prompt consideration of these matters.


     Sincerely,

     CMG Information Services, Inc.

                        CMG INFORMATION SERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David S. Wetherell and Andrew J. Hajducky III and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders to be held on December 18, 1997, or any adjournment thereof, and there to vote all the shares of CMG Information Services, Inc. held of record by the undersigned on October 20, 1997, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR CLASS 1 DIRECTOR AND FOR PROPOSALS 2 AND 3. If the nominee for director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.



--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this proxy card exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED:                     DO YOU HAVE ANY COMMENTS?

---------------------------------             ----------------------------------

---------------------------------             ----------------------------------

---------------------------------             ----------------------------------

                                                                      Appendix B

                        CMG INFORMATION SERVICES, INC.

         1986 STOCK OPTION PLAN, AS AMENDED BY THE BOARD OF DIRECTORS
         ------------------------------------------------------------
                             ON SEPTEMBER 24, 1997
                             ---------------------

Article 1 - Purpose
-------------------

     This 1986 Stock Option Plan (the "Plan") is intended to provide incentives to individuals that CMG Information Services, Inc. (the "Company") believes may play a significant role in the future success of the Company and its present and future subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) by providing them with opportunities to purchase stock in the Company pursuant to the exercise of options. The Company intends certain options granted under the Plan which are designated as incentive stock options to be "incentive stock options" complying with, and subject to, the terms and conditions of Section 422 of the Code; and with respect to those incentive stock options this Plan shall be interpreted in accordance with that section of the Code, as amended, and the rules and regulations promulgated from time to time thereunder. Stock options granted hereunder which do not comply with Section 422 of the Code or are otherwise intended to be non-qualified stock options shall be designated as non-qualified stock options.

Article 2 - Administration of the Plan
--------------------------------------

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist solely of two or more members of the Board who are "Outside Directors" as defined in the Code. The Board may remove members from the Committee at any time with or without cause, or may add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Acts by a majority of the Committee at a meeting, or acts approved in writing by all the members of the Committee, shall be the valid acts of the Committee. Subject to the terms of the Plan, and subject to such overall policies with respect thereto as may be established from time to time by the Board, the Committee shall have authority to determine the time or times at which options shall be granted, the persons to whom options shall be granted, the number of shares covered by each option, the price per share specified in each option, the time or times when each option or portions or installments of each option shall become exercisable and the duration of the exercise period or periods thereof, the conditions for the exercise of each option or portions or installments of each option or for acceleration of the exercise date or dates of each option or portions or installments thereof, or for the cancellation or termination of each option or portions or installments thereof, and all other terms and provisions of each option and each instrument by which each option shall be evidenced.

     All determinations and interpretations made by the Committee with respect to the Plan and each option granted thereunder shall be binding and conclusive on all interested parties unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may determine in its sole discretion. No member of the Board or the Committee shall be liable with respect to any action or determination made in good faith regarding the Plan or any option granted under it.

Article 3 - Eligible Persons
----------------------------

     Options be granted to any individual that the Company deems appropriate subject to the restriction that incentive stock options may only be granted to employees. The granting of any option to a person shall neither entitle such person to, nor disqualify him from, participation in any other grant of options pursuant to this Plan or any other plan. Directors who are not employees of the Company or its subsidiaries shall not be eligible to receive options under this Plan.

Article 4 - Stock
-----------------

     The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued shares of Common Stock, par value $0.01 per share, or shares of Common Stock reacquired by the Company including shares purchased in the open market ("Common Stock"). The maximum number of shares which are hereby reserved for issuance and may be issued pursuant to this Plan is 2,250,000 less such number of shares as may from time to time be issued pursuant to the CMG Information Services, Inc. 1995 Employee Stock Purchase Plan, subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto, to the extent the option ceases to be exercisable, shall again be available under the Plan.

Article 5 - Grant of Options
----------------------------

     Options may be granted to eligible persons in such number and at such times during the term of the Plan as the Committee shall determine.

     The maximum number of shares of Common Stock subject to options that may be granted to any eligible person in the aggregate in any calendar year shall not exceed 200,000 shares, subject to adjustment as provided in Article 13.

Article 6 - Minimum Price of Options
------------------------------------

     The price per share specified in each option granted under the Plan shall in no event be less than 100% (110% in the case of an incentive stock option granted to a 10% shareholder as defined in Section 422(b)(6) and related sections of the Code) of the fair market value per share of Common Stock on the date the option is granted. Fair market value shall be determined by the Committee in good faith in accordance with applicable regulations under the Code. If there is a public market for the Common Stock of the Company, fair market value shall be the last closing price before or on the valuation date, or the mean between the highest and lowest quoted selling prices in the market before or on the valuation date, or an average of such prices, all as the Committee in its sole discretion shall determine.

Article 7 - Duration of Options
-------------------------------

     Subject to earlier termination as provided in Articles 9 and 10, each option shall expire on the date specified by the Committee, but in the case of incentive stock options such expiration date shall be not more than ten years (five years in the case of an incentive stock option granted to a 10% shareholder as defined in Section 422(b)(6) and related sections of the Code) from its date of grant. The Committee may extend the term of any previously granted option provided that if such option is an incentive stock option it must expire not more than ten or five years from its original date of grant as provided above.

Article 8 - Exercise of Options
-------------------------------

     Subject to the provisions of Articles 9 through 12, each option granted under the Plan shall be exercisable as follows:

     A. The option shall either be fully exercisable at the time of grant or shall become exercisable in such installments or portions and at such time or times or upon the happening of such conditions as the Committee may determine. The installments or portions may be cumulative or noncumulative as the Committee may determine.

     B. Once all or any installment or portion of any option becomes exercisable it shall remain exercisable until cancellation thereof or until expiration or termination of the option, unless otherwise specified by the Committee.

     C. Each option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

     D. The date of exercise of any option or any portion or installment of any option may be accelerated by fulfillment of such conditions as the Committee may determine. Furthermore, the Committee shall have the right to accelerate the date of exercise of any option or any portion or installment thereof for any reason.

     E. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options granted after December 31, 1986, are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the company and its parent and subsidiary corporations) shall not exceed $100,000.

Article 9 - Termination of Relationship
---------------------------------------

     If an optionee's employment with the Company or any subsidiary is terminated for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code), or termination for cause, his options may be exercised to the extent they were exercisable on the date of such termination, but no further installments or portions of such options will become exercisable (unless otherwise determined by the Committee) and each such option shall terminate on the date one month following the date of such termination (but not later than its specified expiration date). The aforesaid one month period may be extended by the Committee in its sole discretion up to the expiration date of each such option in the case of non-qualified stock options. If an optionee's employment with the Company or any subsidiary is terminated for cause (as defined by the Committee in its sole discretion), all his options shall terminate immediately and be of no further force or effect. Whether authorized leaves of absence or absence on military or governmental service may constitute termination for purposes of the Plan shall be conclusively determined by the Committee. Nothing in the Plan or in any option granted hereunder shall be deemed to give any optionee the right to continue his employment with the Company or any of its subsidiaries or shall be deemed to interfere in any way with the right of the Company to terminate any optionee's employment at any time and for any reason. Options granted under the Plan shall not be affected by any change of employment among the Company and its subsidiaries so long as the optionee continues to be an employee of the Company or one of its subsidiaries.

Article 10 - Disability; Death
------------------------------

     If an optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), his options may be exercised to the extent they were exercisable on the date he ceased to have an employment relationship with the Company or any subsidiary, but no further installments or portions of such options will become exercisable (unless otherwise determined by the Committee) and each such option shall terminate on the date one month following the date of such cessation (but not later than its specified expiration date). The aforesaid one month period may be extended by the Committee in its sole discretion up to an additional eleven months in the case of incentive stock options and up to the expiration date of each such option in the case of non-qualified stock options.

     If an optionee dies while he has an employment relationship with the Company or during the one month (or extended) periods referred to in Article 9 or referred to above in this Article 10, his options may be exercised to the extent they were exercisable on the date of his death, by his estate, or duly appointed representative, or beneficiary who acquires the options by will or by the laws of descent and distribution, but no further installments or portions of such options will become exercisable and each such option shall terminate on the date one year following the date of the optionee's death (but not later than its specified expiration date).

Article 11 - Assignability
--------------------------

     Except to the extent otherwise set forth in the applicable option agreement or other instrument evidencing the option, no option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each option shall be exercisable only by him.

Article 12 - Terms and Conditions of Options
--------------------------------------------

     Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Article 6 through 11 and may contain such other provisions not inconsistent with the Plan, including restrictions on transfer, stock repurchase restrictions, forfeiture restrictions, cancellation restrictions and other restrictions applicable to shares of Common Stock issuable upon exercise of options granted under the Plan, as the Committee deems advisable provided such provisions would not cause any incentive stock option to fail to qualify as an incentive stock option under
Section 422 of the Code. Common Stock issuable upon the exercise of options granted to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") may not be disposed of within six months following date of grant of such options. Options granted to persons subject to Section 16 of the 1934 Act may contain additional restrictions necessary to comply with Rule 16b-3 promulgated pursuant to the 1934 Act. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulations have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, nor unless and until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933. The Company shall use its best efforts to effect any such compliance and listing, and the optionee shall take any action reasonably requested by the Company in this regard.

     Options may be granted hereunder (the "CMG Options") in tandem with options granted under a subsidiary's stock option plan (the "Subsidiary Options") with the condition that to the extent that a tandem Subsidiary Option is exercised the corresponding tandem CMG Option (or corresponding installment or portion thereof) shall be automatically cancelled and to the extent that a tandem CMG Option is exercised the corresponding tandem Subsidiary Option (or corresponding installment or portion thereof) shall be automatically cancelled.

Article 13 - Adjustments
------------------------

     Upon the happening of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

     A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated and to the terms and conditions of each individual option, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

     B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or stock dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are reserved for issuance pursuant to the Plan or are subject to options which have heretofore been or may hereafter be granted under the Plan shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above.

     The Committee shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive and binding on all interested parties.

Article 14 - Exercise of Options
--------------------------------

     An option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, identifying the option being exercised, specifying the number of shares as to which such option is being exercised and accompanied by full payment of the purchase price therefor either (1) in United States Dollars, in cash or by certified or bank check, or (2) with the approval of the Committee (which it may grant or withhold in its sole discretion), in shares of Common Stock of the Company owned by the optionee having a fair market value (as defined in Article 6 and determined on the business day immediately preceding the day on which the option is exercised) equal to, or a fraction of a shares less than, such purchase price (together with cash or certified or bank check equal in value to such fraction of a share), or (3) in a combination of such Common Stock (with the approval of the Committee) and cash or check. Unless the Committee otherwise determines the holder of an option shall have no rights of a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares. Unless the Committee otherwise determines no adjustment will be made for cash dividends or similar rights for which the record date occurs after the exercise of the option but prior to the date such stock certificate is issued. In no case may a fraction of a share be purchased or issued under the Plan.

Article 15 - Termination and Amendments to Plan
-----------------------------------------------

     The Plan was adopted by the Board on May 2, 1986; and became effective on that date subject to approval by the holders of a majority of the outstanding shares of voting stock of the Company, which occurred on May 12, 1986. The Plan as originally adopted expired on May 1, 1996 (except as to options outstanding on that date). The Plan was extended to December 6, 2004, by the Board of Directors of the Company on July 29, 1994, subject to approval by the stockholders at the Annual Meeting of Stockholders of the Company to be held on December 6, 1994. Subject to such approval, the Plan shall expire on December 6, 2004 (except as to options outstanding on that date). Options may be granted under the Plan prior to the date of shareholder approval of the Plan (or approval of the extension of the Plan), but such options shall be granted subject to such approval. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the shareholders (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Article 13); (b) the provisions of
Article 3, regarding eligibility, may not be modified; (c) the provisions of
Article 6, regarding the exercise price at which shares may be offered pursuant to options, may not be modified (except by adjustment pursuant to Article 13);
(d) the expiration date of the Plan may not be extended; and (e) the benefits accruing to participants under the Plan may not be materially increased. No action of the Board or shareholders, however, may, without the consent of an optionee, substantially impair his rights under any option previously granted to him; and no amendment may cause any incentive stock options previously granted or to be granted under the Plan to cease to qualify as incentive stock options in accordance with the terms and conditions of the Plan.

Article 16 - Governmental Regulation
------------------------------------

     The Plan and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver shares of the Company's Common Stock under such options, shall be subject to all applicable laws (including tax laws), rules and regulations.

Article 17 - Withholding Taxes
------------------------------

     At any time when an optionee is required to pay to the Company an amount to be withheld under applicable income tax laws upon the exercise of a non-qualified stock option, the optionee may satisfy this obligation (to the extent of the minimum amount required to be withheld) in whole or in part by electing (the "Election") to have the Company withhold from the distribution of shares of Common Stock, a number of shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of the Common Stock on the Tax Date. Any fractional share amount left over after satisfying the withholding requirement must be paid to the optionee in cash. "Tax Date" means the date on which the amount of tax to be withheld with respect to the exercise of the non-qualified stock option is determined.

     Each such election must be made prior to the Tax Date. The Committee may disapprove the Election, may suspend or terminate the right to make an Election, or may provide with respect to any non-qualified option that right to make an Election shall not apply to such option. An Election is irrevocable.